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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                       CORPORATE PROPERTY INVESTORS, INC.



                                    ARTICLE I

                                      NAME

         The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                       Corporate Property Investors, Inc.


                                   ARTICLE II

                                     ADDRESS

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                                     PURPOSE

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

                                 CAPITALIZATION

         The total number of shares of stock which the Corporation shall have authority to issue is 36,209,249, consisting of 209,249 shares of 6.50% First Series Preferred Stock, par value $1,000 per share (hereinafter referred to as the "6.50% First Series Preferred Stock") and 36,000,000 shares of Common Stock, par value $.01 per share (hereinafter referred to as the "Common Stock"). The number of authorized shares of the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of the Common Stock voting separately as a class shall be required therefor.
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                  The 6.50% First Series Preferred Stock shall have the
designation, powers, preferences and rights and the qualifications, limitations and restrictions as set forth in Exhibit A hereto.

                  The Common Stock shall be subject to the express terms of the 6.50% First Series Preferred Stock. Except as may be provided in this Certificate of Incorporation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes subject to the rights of the holders of shares of 6.50% First Series Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, and the holders of shares of 6.50% First Series Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote; provided, however, that, except as otherwise required by law, the holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of the 6.50% First Series Preferred Stock if the holders thereof are entitled, either separately or together with the holders of one or more other such series or class, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the General Corporation Law of the State of Delaware. The holders of shares of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

         Subject to applicable law and the rights, if any, of the holders of shares of 6.50% First Series Preferred Stock or any class or series of stock having a preference over or the right to participate with the shares of Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

         Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of shares of 6.50% First Series Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


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                                    ARTICLE V

                                     BY-LAWS

         In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

                  (1) to adopt, amend or repeal the By-laws of the Corporation;
              provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further that, in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-laws or to adopt any additional By-law; and

                  (2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

         The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.


                                   ARTICLE VI

                               BOARD OF DIRECTORS

         The number of directors of the Corporation shall be fixed in such manner as prescribed by the By-laws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the By-laws but, in any event, shall not exceed 24.

         Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         The directors, other than those who may be elected by the holders of any series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, Class II directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, and Class III directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1999 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with


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each director to hold office until his or her successor shall have been duly elected and qualified. No stockholder shall be permitted to cumulate votes at any election of directors.

         Subject to the rights of the holders of shares 6.50% First Series Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Subject to the rights of the holders of shares 6.50% First Series Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class. For purposes of this Article VI, "cause" shall mean the wilful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation. All directors shall retire upon reaching the age of 70 years.


                                   ARTICLE VII

                                 INDEMNIFICATION

         Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VII. Any amendment or repeal of this Article VII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.


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                                  ARTICLE VIII

                              DIRECTORS' LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted the General Corporation Law of the State of Delaware or by any other applicable law. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware shall be amended, to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.


                                   ARTICLE IX

                                   AMENDMENTS

         Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whosoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VII or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V, Article VI or this second paragraph of this Article IX.


                                    ARTICLE X

         The name and mailing address of the sole incorporator is:

              NAME                                     MAILING ADDRESS

              Thomas P. Auth                           Cravath, Swaine & Moore
                                                       Worldwide Plaza
                                                       825 Eighth Avenue
                                                       New York, NY 10019


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                  IN WITNESS WHEREOF, I, Thomas P. Auth, the sole incorporator of the Corporation, have executed this Certificate of Incorporation as of the 9th day of March, 1998, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Certificate of Incorporation are true.



                                     /s/ THOMAS P. AUTH
                              _____________________________________
                                       Thomas P. Auth
                                       Sole Incorporator


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